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                                                                  EXHIBIT 99.e-5


                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



                     FUND                                      EFFECTIVE DATE

  Lend Lease U.S. Real Estate Securities Fund                 February 17, 2000

Lend Lease European Real Estate Securities Fund                October 1, 2000



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                                   SCHEDULE B
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC
                                      FEES


ASSET BASED FEES

As compensation for the services performed by the Distributor, the Trust shall pay the Distributor a fee payable monthly in arrears, equal to the following:

---------------------------------------------------------------------------------------------------------------------
NAME OF FUND                             AVERAGE NET ASSETS                 BASIS POINTS              MINIMUM
---------------------------------------------------------------------------------------------------------------------
Lend Lease U.S. Real Estate     Up to $250 Million                              2.0                   $25,000
Securities Fund
---------------------------------------------------------------------------------------------------------------------
                                $250 Million up to $500 n                       1.0
                                million
---------------------------------------------------------------------------------------------------------------------
                                $500 Million up to $1 Billion                   0.5
---------------------------------------------------------------------------------------------------------------------
                                Over $1 Billion                                 0.3
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Lend Lease European Real        Up to $250 Million                              2.0                   $25,000
Estate Securities Fund
---------------------------------------------------------------------------------------------------------------------
                                $250 Million up to $500                         1.0
                                million
---------------------------------------------------------------------------------------------------------------------
                                $500 Million up to $1 Billion                   0.5
---------------------------------------------------------------------------------------------------------------------
                                Over $1 Billion                                 0.3
---------------------------------------------------------------------------------------------------------------------

DISTRIBUTION EXPENSES

Expenses of marketing, promoting and distributing the Funds are in addition to the fees set forth above, including, but not limited to, prospectus development and printing; advertising; direct mail; public relations activities; trade show attendance; call management and fulfillment and fees paid to broker/dealers in connection with their sale of Shares.

ADVERTISING COMPLIANCE

In addition to the above fees, the Trust shall pay to the Distributor a fee based on the actual time spent by representatives of the Distributor providing compliance review of sales literature and marketing materials at the rate of $150 per hour, plus filing fees. The hourly rate shall not apply for any sales or marketing pieces prepared by the Distributor's affiliate, 2XL.

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OUT-OF-POCKET EXPENSES

In addition to the compensation payable to the Distributor, the Trust agrees to reimburse, upon request (or pay directly at the Distributor's discretion), the Distributor's out-of-pocket expenses in providing services hereunder including, without limitation, amounts paid or to be paid by Distributor to dealers or others entering into selling, servicing or related agreements with the Distributor or the Trust. The Distributor is not required to finance any activities and may arrange for the Trust to pay such expenses directly, and will not be required to incur any expense or perform any service until payment is received or made.

PAYMENT OF FEES

The fees and expenses set forth on this Schedule B shall be paid to the Distributor by the respective Fund pursuant to a Rule 12b-1 Plan. Fees and expenses shall be payable monthly, promptly after the receipt by the Trust of an invoice for such fees and/or expenses.

MISCELLANEOUS

Notwithstanding the foregoing, any portion of the front-end sales charge that is not so reallocated, as well as any back-end or deferred sales charge or load, shall be retained by the Distributor as a commission for its services hereunder.









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